Exhibit (p)

Calculation of Filing Fee Tables

Form N-2
(Form Type)

Kennedy Lewis Capital Company
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Per Price Security	Maximum Aggregate Offering Price (1)(2)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common shares of beneficial interest	457(o)	$1,999,000,000	-	$1,999,000,000	0.00014760	$295,052.40
Fees Previously Paid	Equity	Common shares of beneficial interest	457(o)	$1,000,000	-	$1,000,000	0.00011020	$110.20(3)
		Total Offering Amount				$2,000,000,000(4)		$295,162.60
		Total Fees Previously Paid						$(110.20)
		Total Fee Offsets						$-
		Net Fee Due						$295,052.40

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
(2)	Being registered pursuant to this Registration Statement.
(3)	Calculated pursuant to Rule 457(o) at the fee rate then in effect and previously paid in connection with the filing of the Registrant’s initial Registration Statement on June 26, 2023.
(4)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $2,000,000,000.